                                                                     EXHIBIT T3G

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                   ----------

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
---                            SECTION 305(b)(2)

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

A U.S. NATIONAL BANKING ASSOCIATION                              41-1592157
(Jurisdiction of incorporation or                             (I.R.S. Employer
organization if not a U.S. national                          Identification No.)
bank)

SIXTH STREET AND MARQUETTE AVENUE
MINNEAPOLIS, MINNESOTA                                             55479
(Address of principal executive offices)                         (Zip code)

                       Stanley S. Stroup, General Counsel
                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                        Sixth Street and Marquette Avenue
                          Minneapolis, Minnesota 55479
                                 (612) 667-1234
            (Name, address and telephone number of agent for service)

                                   ----------

                            SILVERLEAF RESORTS, INC.
               (Exact name of obligor as specified in its charter)

          TEXAS                                                  75-2259890
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

1221 RIVER BEND DRIVE, SUITE 120
DALLAS, TEXAS                                                      75247
(Address of principal executive offices)                         (Zip code)

                                   ----------
                       SENIOR SUBORDINATED NOTES DUE 2007
                       (Title of the indenture securities)

================================================================================

Item 1. General Information. Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                           Comptroller of the Currency
                           Treasury Department
                           Washington, D.C.

                           Federal Deposit Insurance Corporation
                           Washington, D.C.

                           The Board of Governors of the Federal Reserve System Washington, D.C.

                  (b) Whether it is authorized to exercise corporate trust powers.

                           The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None with respect to the trustee.

Item 3. Voting Securities of the Trustee. Furnish the following information as to each class of voting securities of the trustee:

                             As of January 28, 2002

                  Col. A                                Col. B
                Title of Class                    Amount Outstanding
                --------------                    ------------------
                 Common Stock                           1,000,000

Item 4. Trusteeships under Other Indentures. If the trustee is a trustee under another indenture which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture.

                  Silverleaf Resorts, Inc. (the "obligor")
                  10 1/2% Senior Subordinated Notes due 2008 (the "10 1/2% Notes") pursuant to an Indenture dated as of April 1, 1998 (the "10 1/2% Note Indenture")

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                  Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                  On April 1, 2001, the obligor failed to make a scheduled semi-annual interest payment on the 10 1/2% Notes. On May 1, 2001, pursuant to the 10 1/2% Note Indenture, Wells Fargo Bank Minnesota, National Association, as trustee under the 10 1/2%
                  Note Indenture delivered a
                  notice of default to the obligor. The obligor failed to cure the default within the cure period specified by the 10 1/2% Notes Indenture and, under the terms of the 10 1/2% Note Indenture, the outstanding principal balance of the 10 1/2% Notes, plus all accrued interest and other charges, was accelerated and became immediately due and payable on May 22, 2001. Since then, the obligor has made no payments on the 10 1/2% Notes, including a regularly scheduled interest payment which was due on October 1, 2001.

                  In connection with a comprehensive restructuring of its indebtedness, the obligor is anticipating an offering (the "Exchange Offer"), upon certain terms and subject to certain conditions, to exchange for each $1,000 principal amount of the 10 1/2% Notes (i) $500 principal amount of its Senior Subordinated Notes due 2007 (the "Exchange Notes"), (ii) an aggregate 23,937,488 shares of Common Stock (the "Exchange Stock") which shall be allocated pro rata among the exchanging holders, and (iii) if more than 80% in principal amount of the 10 1/2% Notes is exchanged, an amount of cash (the "Partial Interest Payment") equal to a pro rata share of the difference between (a) the amount of the interest on 20% of the 10 1/2% Notes that the obligor would be required to pay to cure the default thereon, and (b) the amount of interest that will be actually paid to non-exchanging holders of the 10 1/2% Notes. The Exchange Notes would be issued pursuant to an indenture (the "New Indenture") by and among the obligor, certain of its subsidiaries, as guarantors, and the trustee; the trustee is filing this statement of eligibility in connection with the New Indenture and the Exchange Notes. The Exchange Notes, if issued, will rank senior in right of payment to the 10 1/2% Notes. Among other conditions, the proposed Exchange Offer is conditioned upon holders of a minimum of 80% in principal amount of the 10 1/2% Notes agreeing to (i) exchange their 10 1/2% Notes for the Exchange Notes, the Exchange Stock and the Partial Interest Payment, (ii) consent to certain proposed amendments to the 10 1/2% Note Indenture, (iii) waive all existing defaults under the 10 1/2% Notes and the 10 1/2% Note Indenture, and (iv) rescind the acceleration of the 10 1/2% Notes which occurred on May 22, 2001.

                  If the obligor's proposed Exchange Offer is consummated, as of the exchange date, the obligor expects there to be no existing default under the 10 1/2% Indenture. Accordingly, the trustee claims that no conflicting interest within the meaning of
                  Section 310(b)(1) of the Act arises as a result of the trusteeship under the 10 1/2% Note Indenture or the proposed trusteeship under the New Indenture.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection:

                                      None

Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor: As of January 28, 2002

         Col. A            Col. B           Col. C            Col. D
         -------           --------         ------------      -------------------------
         Name of           Title of         Amount owned      Percentage of voting
         Owner             Class            Beneficially      securities represented
                                                              by amount given in Col. C
         -------           --------         ------------      -------------------------

         The amount of voting securities of the trustee owned beneficially by the obligor and its directors, partners and executive officers, taken as a group, owns zero percent of the outstanding voting securities of the Trustee.

Item 7. Voting Securities of the Trustee Owned by Underwriters or their Officials. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:

                             As of January 28, 2002

         Col. A            Col. B           Col. C            Col. D
         -------           --------         ------------      -------------------------
         Name of           Title of         Amount owned      Percentage of voting
         Owner             Class            Beneficially      securities represented
                                                              by amount given in Col. C
         -------           --------         ------------      -------------------------

        The amount of voting securities of the trustee owned beneficially by each underwriter for the obligor and such underwriter's directors, partners and executive officers, taken as a group, owns zero percent of the outstanding voting securities of the Trustee.

Item 8. Securities of the Obligor Owned or Held by the Trustee. Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                             As of January 28, 2002

         Col. A               Col. B                    Col. C                   Col. D
         --------             --------------            ----------------------   -------------------
         Title of             Whether the               Amount owned             Percentage of class
         Class                securities are            beneficially or held     represented by
                              Voting or                 as collateral            amount given in
                              Nonvoting                 securities for           Col. C
                              Securities                obligations in default
         --------             --------------            ----------------------   -------------------

                                      None


Item 9. Securities of Underwriters Owned or Held by the Trustee. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are owned or held by the trustee:

                             As of January 28, 2002

         Col. A            Col. B           Col. C                               Col. D
         ----------        -----------      --------------------------------     -----------------
         Name of           Amount           Amount owned beneficially            Percent of class
         Issuer and        Outstanding      or held as collateral securities     represented by
         Title of                           collateral for obligations in        amount given in
         Class                              default by trustee                   Col. C.
         ----------        -----------      --------------------------------     -----------------


         The amount of any class of securities of any underwriter for the obligor owned beneficially by the trustee or held by the trustee as collateral security for obligations in default does not exceed one percent of the outstanding securities of such underwriter.

Item 10. Ownership of Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                             As of January 28, 2002

         Col. A         Col. B         Col. C                        Col. D
         ----------     -----------    --------------------------    -----------------
         Name of        Amount         Amount owned beneficially     Percent of class
         Issuer and     Outstanding    or held as collateral         represented by
         Title of                      securities for obligations    amount given in
         Class                         in default by trustee         Col. C
         ----------     -----------    --------------------------    -----------------

                                      None



Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50% or More of the Voting Securities of the Obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50% or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                             As of January 28, 2002

         Col. A         Col. B         Col. C                        Col. D
         ----------     -----------    --------------------------    -----------------
         Name of        Amount         Amount owned beneficially     Percent of class
         Issuer and     Outstanding    or held as collateral         represented by
         Title of                      securities for obligations    amount given in
         Class                         in default by trustee         Col. C
         ----------     -----------    --------------------------    -----------------

                                      None



Item 12. Indebtedness of the Obligor to the Trustee. If the obligor is indebted to the trustee, furnish the following information:

         Col. A                   Col. B                   Col. C
         --------------------     ------------------       --------
         Nature of Indebtness     Amount Outstanding       Date Due
         --------------------     ------------------       --------

                                      None



Item 13. Defaults by the Obligor.

         (a) Whether there is or has been a default with respect to the securities under this indenture.

                  There is or has been no default with respect to the securities under this indenture.

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest of participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                  As described in further detail in Item 4 hereof, there is a continuing default under the 10 1/2% Note Indenture relating to the 10 1/2% Notes, as follows:

                  The obligor failed to pay the installment of interest due April 1, 2001.

                  The obligor failed to pay the installment of interest due October 1, 2001.

                  The obligor has not filed any reports with the Securities and Exchange Commission since the third quarter 2000 Form 10-Q, which was filed by the obligor on November 13, 2000.

Item 14. Affiliations with the Underwriters. If any underwriter is an affiliate of the trustee, describe each such affiliation.

                  None with respect to the trustee.

Item 15.  Foreign Trustee. Not applicable.

Item 16.  List of Exhibits.         List below all exhibits filed as a part of
                                    this Statement of Eligibility. Wells Fargo
                                    Bank incorporates by reference into this Form T-1 the exhibits attached hereto.

         Exhibit 1.        a.       A copy of the Articles of Association of the
                                    trustee now in effect.**

         Exhibit 2.        a.       A copy of the certificate of authority of
                                    the trustee to commence business issued June
                                    28, 1872, by the Comptroller of the Currency to The Northwestern National Bank of
                                    Minneapolis.*

                           b. A copy of the certificate of the Comptroller of the Currency dated January 2, 1934, approving the consolidation of The Northwestern National Bank of Minneapolis and The Minnesota Loan and Trust Company of Minneapolis, with the surviving entity being titled Northwestern National Bank and Trust Company of Minneapolis.*

                           c. A copy of the certificate of the Acting Comptroller of the Currency dated January 12, 1943, as to change of corporate title of Northwestern National Bank and Trust Company of Minneapolis to Northwestern National Bank of Minneapolis.*

                           d. A copy of the letter dated May 12, 1983 from the Regional Counsel, Comptroller of the Currency, acknowledging receipt of notice of name change effective May 1, 1983 from Northwestern National Bank of Minneapolis to Norwest Bank Minneapolis, National Association.*

                           e. A copy of the letter dated January 4, 1988 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation and merger effective January 1, 1988 of Norwest Bank Minneapolis, National Association with various other banks under the title of "Norwest Bank Minnesota, National Association."*

                           f. A copy of the letter dated July 10, 2000 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation effective July 8, 2000 of Norwest Bank Minnesota, National Association with various other banks under the title of "Wells Fargo Bank Minnesota, National Association."***

         Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*

         Exhibit 4.        Copy of By-laws of the trustee as now in effect.**

         Exhibit 5. Copy of indenture of Silverleaf Resorts, Inc. 10 1/2% Senior Subordinated Notes due 2008.*****

         Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

         Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.****

         Exhibit 8.        Not applicable.

         Exhibit 9.        Not applicable.


         * Incorporated by reference to exhibit number 25 filed with registration statement number 33-66026.

         ** Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit T3G to the Form T-3 dated July 13, 2000 of GB Property Funding Corp. file number 022-22473.

         *** Incorporated by reference to exhibit number 2f to the trustee's Form T-1 filed as exhibit 25.1 to the Current Report Form 8-K dated September 8, 2000 of NRG Energy Inc. file number 001-15891.

         **** Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25.1 to the Form T-3/A dated December 26, 2001 of Loewen Group International Inc. file number 022-22555.

         ***** Incorporated by reference to exhibit number 4.1 to the Form 10-Q for quarter ended March 31, 1998 dated May 12, 1998 of Silverleaf Resorts, Inc. file number 001-13003.


                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 31st day of January, 2002.






                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION


                                            /s/ Jane Y. Schweiger
                                            ------------------------------------
                                            Jane Y. Schweiger
                                            Assistant Vice President

                                    EXHIBIT 6




January 31, 2002



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.





                                            Very truly yours,

                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION


                                             /s/ Jane Y. Schweiger
                                             -----------------------------------
                                             Jane Y. Schweiger
                                             Assistant Vice President